EXHIBIT 99.1

May 24, 2013                                 FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
TO HOST 2013 ANALYST/INVESTOR DAY

ST. PETERSBURG, Fla. - Raymond James Financial will hold an Analyst/Investor Day at its international headquarters in St. Petersburg on Friday, May 31, at 8:00 a.m. ET.

Presentations will be given by members of executive management including CEO Paul Reilly. Presentation slides will be posted on the day of the event to raymondjames.com under “Our Company-Investor Relations-Presentations and Webcasts.” An audio replay will be made available at the same location after the event.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services, and Raymond James Ltd., have more than 6,200 financial advisors serving more than 2.4 million accounts in approximately 2,600 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $412 billion.

Forward Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Those results or outcomes could occur as a result of a number of factors, which include, but are not limited to, the risks inherent in the integration of Raymond James' and Morgan Keegan's businesses including the  diversion of management time on integration issues, or in realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James' 2012 Annual Report on Form 10-K and the quarterly report on Form 10-Q for the quarters ended March 31, 2013 and December 31, 2012, which are available on RAYMONDJAMES.COM and SEC.GOV. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, contact Steve Hollister at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.